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                                                                   Exhibit 10.2

                               SERVICES AGREEMENT

This Agreement is made effective the 1st day of September, 1997 between:

            INTELLIGENT POLYMERS LIMITED.,
            a company incorporated under the laws of Bermuda whose head office is
            Clarendon House
            2 Church Street
            Hamilton HM 11
            Bermuda

                                            (hereinafter referred to as Polymer)

            - and -

            BIOVAIL CORPORATION INTERNATIONAL
            a company incorporated under the laws of Canada having its principal place of business at
            2488 Dunwin Drive, Mississauga, Ontario
            Canada L5L 1J9

                                              (hereinafter referred to as "BCI")

            - and -

            BIOVAIL LABORATORIES INCORPORATED
            a Barbados corporation incorporated under the International Business Companies Act, 1991-24, whose head office is Chelston Park
            Building 2, Collymore Rock
            St. Michael BHI
            Barbados, West Indies

                                                (hereinafter referred to as BLI)

            WHEREAS:

            BCI is a company engaged in research and development into various drug delivery systems and in the commercialization of pharmaceutical and drug delivery products; and

     BLI is knowledgeable in the development, registration and licensing of pharmaceutical products; and

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     Polymer is a company established for the purpose of developing and commercializing Products in order to facilitate its entry into the pharmaceutical market;

     BLI has acquired experience and expertise in the management and administration of pharmaceutical companies, and the personnel required perform those services;

     BLI, BCI and Polymer are concurrently with this Agreement entering into a Product Development and License Agreement (the "License Agreement");

     Polymer has requested that BLI provide certain management and administrative services to Polymer,

     BLI is willing to provide such services on the terms set forth herein, and BCI has agreed to assist in the provision of such services and to cause BCI to perform its obligations under this Agreement.

     NOW IT IS HEREBY AGREED AS FOLLOWS:

     DEFINITIONS

1.1 Any capitalized terms not expressly defined herein shall have the meaning assigned to such terms in the License
     Agreement, or in the Prospectus.

     SERVICES

1.2 BLI shall supply to Polymer such management and administrative services as Polymer may from time to time request and as BLI and Polymer may mutually agree upon.

1.3 Such services will be provided at reasonable times and upon reasonable notice, in accordance with the requests and requirements of Polymer and the ability of BLI to provide those services.

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     COMPENSATION.

1.4 Polymer shall pay to BLI a fee of $100,000 (US) per calendar quarterly, in arrears. BLI shall provide to Polymer an invoice for such amount. Polymer shall pay the invoiced amount within 30 days of its receipt of the invoice from BLI for the services provided.

     REIMBURSEMENT.

1.5 Upon the consummation of the Unit Offering, Polymer shall reimburse BLI for all out-of-pocket expenses incurred by BLI in connection with the services provided hereunder; including those out-of-pocket expenses incurred pursuant to the Unit Offering, in accordance with the provisions of the License Agreement.

     TERM AND TERMINATION:

1.6 This Agreement shall terminate one year after the termination of the Purchase Option (as defined in the Prospectus relating to the Unit offering).

1.7 Polymer may, in its discretion, terminate this Agreement at any time upon at least 90 days' written notice, delivered prior to the start of any calendar quarter for a termination at the end of that calendar quarter.

1.8 Either party may, in its discretion, terminate this Agreement in the event that the other party (a) breaches any material obligation under this Agreement, or under the License Agreement, or under any license granted to BLI or Polymer under the License Agreement, which breach continues for a period of 60 days after written notice thereof, or (b) enters into liquidation or any proceeding, whether voluntary or involuntary, in bankruptcy or reorganization or any arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

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1.9  Notwithstanding the foregoing, in the event that the
     offering of units contemplated by the Prospectus is not consummated and is withdrawn, this Agreement shall terminate and be of no further force and effect.

     INDEMNIFICATION OF BIOVAIL.

1.10 Polymer hereby agrees to indemnify, protect and hold BLI and BCI harmless from any and all liabilities, costs or expenses incurred by either BLI or BCI as a result of services rendered by either BLI or BCI under this Agreement, including lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from BLI's or BCI's own negligence or willful fault.

     FORCE MAJEURE.

1.11 Neither BLI nor BCI shall be liable for delay in performance of any of its obligations hereunder if such delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any government or authority; provided, however, that any such delay or failure shall be remedied by Biovail as soon as reasonably possible.

     RELATIONSHIP OF THE PARTIES.

1.12 Nothing contained in this Agreement is intended or is to be construed to constitute BLI, BCI and Polymer as partners or joint venturers or BLI or BCI as employees or agents of Polymer. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     COUNTERPARTS.

1.13 This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

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     NOTICES.

1.14 Any notice or other communication required or permitted to be given to any party under this Agreement shall be given in writing and shall be delivered by hand or by registered mail, postage prepaid and return receipt requested, or by reputable overnight delivery service or courier, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Section 9.

     If to Polymer:

     Intelligent Polymer Limited
     Clarendon House
     2 Church Street
     Hamilton HM 11
     Bermuda

     If to BLI:

     Biovail Laboratories Incorporated
     ChelstonPark
     Building 2, Collymore Rock
     St. Michael BH1
     Barbados, West Indies

     If to BCI:

     Biovail Corporation International
     2488 Dunwin Drive
     Mississauga, Ontario,
     Canada L5L 1J9

Any notice or communication given in conformity with this paragraph shall be deemed to be effective when received by the addressee, if delivered by hand or delivery service or courier, and four days after mailing, if mailed.

     GOVERNING LAW.

1.15 This Agreement shall be governed by and construed in accordance with the laws of Bermuda.

     SEVERABILITY.

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1.16 If any provision in this Agreement is deemed to be or
     becomes invalid, illegal or unenforceable in any jurisdiction,
     (i) such provision will be deemed amended in such jurisdiction to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be deleted, (ii) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction and (iii) the remaining provisions of this Agreement shall continue in full force without being impaired or invalidated in any way.

     AMENDMENTS.

1.17 No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of both parties.

     WAIVER.

1.18 No waiver of any right under this Agreement shall be deemed effective unless contained in writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     HEADING.

1.19 The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

     ASSIGNMENT.

1.20 No party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that BLI or BCI may assign such rights and obligations hereunder to any person or entity with which Biovail is merged or consolidated or which purchases all or substantially all of the assets of BLI or BCI.

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     Either BLI or BCI may subcontract all or any portion of its respective duties hereunder to third parties, in its sole discretion; provided however, that any such subcontractor shall be bound by the terms of this Agreement.

     NO EFFECT ON OTHER AGREEMENTS.

1.21 No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and solely to the extent provided, in any such other agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                         INTELLIGENT POLYMERS LIMITED
                                         By:
                                              _______________________________
                                              Name:  Eugene Melnyk
                                              Title: Chairman & CEO


                                         BIOVAIL CORPORATION INTERNATIONAL
                                         By:
                                              _______________________________
                                              Name:  Bruce Brydon
                                              Title: President & CEO


                                         BIOVAIL LABORATORIES INCORPORATED
                                         By:
                                             _______________________________
                                             Name:  Eugene Melynk
                                             Title: President & CEO